STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

December 5, 2007

Job Number	**Corporation Number**	
C20071205-0994	E0452932007-8	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Stock Split	20070825837-52	December 5, 2007 10:15:10 AM

Corporation Name	**Resident Agent**
ENERGROUP HOLDINGS CORPORATION	THE CORPORATION TRUST COMPANY OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20070825837-52
	Filing Date and Time 12/05/2007 10:15 AM
	Entity Number E0452932007-8

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Energroup Holdings Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

Before the change (a 1-for-4.6 reverse stock split of both the authorized and the issued and outstanding shares of the Corporation's common stock), there are authorized 100,000,000 shares of Common Stock, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

After the 1-for-4.6 reverse stock split, there will be authorized 21,739,130 shares of Common Stock, par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One share of post-split Common Stock will be issued for each 4.6 shares of Common Stock outstanding prior to the stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share

7. Effective date of filing (optional): 12/10/07

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] President

Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.